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                                                                   EXHIBIT 10.23



                                    AGREEMENT


         AGREEMENT ("Agreement") dated as of October 27, 1999 between Universal Compression, Inc., a Texas corporation (the "Company"), Universal Compression Holdings, Inc., a Delaware corporation ("Holdings") and JACK B. HILBURN (the "Executive").

         WHEREAS, Universal is a direct wholly-owned subsidiary of Holdings;

         WHEREAS, the parties wish to enter into agreement to set out the Company's, Holdings' and the Executive's severance obligations.

         Accordingly, the parties agree as follows:

1. Severance.


         (a) If, during the one year period next following a "Change in Control" (as herein defined) the Executive's employment with the Company is terminated by the Company for reasons other than death, disability or cause ("Termination Upon Change in Control"), in lieu of additional salary payments to the Executive for periods subsequent to the date of such termination, the Company shall pay a lump sum severance payment (together with the payments provided in paragraph (b) below, the "Severance Payments") to the Executive at the time of termination. Such payment shall be an amount equal to the sum of (A) the Executive's annual Base Salary as in effect as of the date of termination and (B) the Executive's annual bonus target amount under the Officer Incentive Plan or similar bonus program in effect at such termination.

         (b) For a period of twelve (12) months immediately following the date of Executive's termination of employment pursuant to Section 1(a) above, the Company shall at its expense arrange to provide the Executive with life, disability, accident and group health insurance benefits substantially similar to those which the Executive was receiving immediately prior to the notice of termination. Benefits otherwise receivable by the Executive pursuant to this paragraph (b) shall be



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reduced to the extent comparable benefits are actually received by the Executive during the period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Company.

         (c) Nothing contained in this Section 1 shall prevent the Executive from receiving any and all benefits payable under any severance benefit plan or severance program maintained by the Company to which the Executive is entitled.

2. Definition of Change in Control.

         For purposes of this Agreement a "Change in Control" shall be deemed to have occurred upon the first to occur of the following events:

         (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than
(i) the Company, or (ii) any corporation owned, directly or indirectly, by the stockholders of the Company or Holdings in substantially the same proportions as their ownership of stock of the Company or Holdings, or (iii) Castle Harlan, Inc. or its affiliates), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or Holdings representing more than 50% of the combined voting power of the Company's or Holdings' then outstanding securities; or

         (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company's or Holdings' Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company or Holdings to effect the transaction described in clause (a) of this Section) whose election by the Company's or Holdings' Board of Directors or nomination for election by the Company's or Holdings' stockholders was



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approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

3. Restrictions and Obligations of the Executive.

         (a) Consideration for Restrictions and Covenants. The parties hereto acknowledge and agree that the principal consideration for the agreement to make the severance payments provided in this Agreement by the Company to Executive is the Executive's compliance with the undertakings set forth in this Section 3. Specifically, the Executive agrees to comply with the provisions of this Section 3 irrespective of whether the Executive is entitled to receive any such payments.

         (b) Confidentiality. The confidential and proprietary information and, in any material respect, trade secrets of the Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, engineering, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company invested, and continues to invest, considerable amounts of time and money in its process, technology, know-how, obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company and its business, which shall have been obtained by the



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Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate, divulge or use any such information, knowledge or data to anyone other than the Company and those designated by it.

         (c) Non-Solicitation or Hire. During the term of Executive's employment with the Company, Holdings or any subsidiary thereof and for a two-year period following the termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly (i) employ or seek to employ any person who is at the date of termination, or was at any time within the six-month period preceding the date of termination, an officer, general manager or director or equivalent or more senior level employee of the Company or any of its subsidiaries or otherwise solicit, encourage, cause or induce any such employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or such subsidiary for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period) or (ii) take any action that would interfere with the relationship of the Company or its subsidiaries with their suppliers or customers without, in either case, the prior written consent of the Company's Board of Directors, or engage in any other action or business that would have a material adverse effect on the Company.

         (d) Non-Competition. (i) During the term of Executive's employment with the Company, Holdings or any subsidiary thereof and for a two-year period (the "Restriction Period")



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following the termination of the Executive's employment for any reason, the
Executive shall not, directly or indirectly:

                           (x) engage in any managerial, administrative,
advisory, consulting, operational or sales activities in a Restricted Business anywhere in the Restricted Area, including, without limitation, as a director or partner of such Restricted Business, and/or

                           (y) organize, establish, operate, own, manage,
control or have a direct or indirect investment or ownership interest in a Restricted Business or in any corporation, partnership (limited or general), limited liability company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area; and (ii) Nothing contained in this Section 3 shall prohibit or otherwise restrict the Executive from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Restricted Business if either (i) such entity is a public entity and the Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity or (ii) such entity is not a public entity and the Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) does not own, directly or indirectly, more than 1% of any class of equity securities of such entity.

         (e) Definitions. For purposes of this Section 3:

                  (i) "Restricted Business" means the business of designing, manufacturing, servicing, operating, marketing, assembling, renting or leasing of air or gas compressors or devices using comparable technologies or other business in which Holdings or its subsidiaries may be engaged during the term of Executive's employment with the Company. To the extent that any



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entity is primarily engaged in a business other than a Restricted Business, the term "Restricted Business" shall mean the operations, division, segment or subsidiary of such entity that is engaged in any Restricted Business.

                  (ii) "Restricted Area" means any state in the United States, or any country in which Holdings or its subsidiaries engages in any Restricted Business at any time during the term of Executive's employment with the Company.

4. Employment at Will. This Agreement does not restrict the Company's or the Executive's right to terminate the employment relationship at any time, for any reason, with or without cause, and does not in any way create employment for a definite or specific term.

5.       Other Provisions.

         5.1. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

         (a) If the Company or Holdings, to:

                      4440 Brittmoore
                      Houston, Texas  77041
                      Attention:  General Counsel

                  With copies to:

                      Castle Harlan, Inc.
                      150 E. 58th Street
                      New York, NY  10155
                      Attention:  Jeffrey M. Siegal

                      Schulte Roth & Zabel LLP
                      900 Third Avenue
                      New York, NY  10022
                      Attention:  Andre Weiss, Esq.

         (b) If the Executive, to his home address set forth in the records of the Company.



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         5.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         5.3 Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         5.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Delaware.

         5.5 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company and Holdings may each assign this Agreement and its rights, together with its obligations, to any other entity which will substantially carry on the business of the Company.

         5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         5.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.



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         5.8 Remedies; Specific Performance. The parties hereto hereby acknowledge that the provisions of Section 3 are reasonable and necessary for the protection of the Company and Holdings. In addition, the Executive further acknowledges that the Company and Holdings will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company and Holdings may be entitled, the Company and Holdings will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants. In addition, without limiting the Company's and Holdings' remedies for any breach of any restriction on the Executive set forth in Section 3, except as required by law, the Executive shall not be entitled to the payments and insurance benefits set forth in Section 1 hereof if the Executive breaches any of the covenants applicable to the Executive contained in Section 3, the Executive will immediately return to the Company any payments previously received under Section 1 upon such a breach.

         5.9 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated. The Executive acknowledges that the restrictive covenants contained in Section 3 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects.

         5.10 Judicial Modification. If any court or arbitrator determines that any of the covenants in Section 3, or any part of any of them, is invalid or unenforceable, the remainder of such covenants



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and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

6. Arbitration.

         Any controversy or claim arising out of or in connection with this Agreement (other than pursuant to Section 3) shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. Such controversies shall be submitted to three arbitrators, one arbitrator being selected by the Company, one arbitrator being selected by the Executive, and the third being selected by the two so selected by the Company and the Executive or, if they cannot agree upon a third, by the American Arbitration Association. In the event that either the Company or the Executive, within one month after any notification of any demand for arbitration hereunder, shall not have selected its arbitrator and given notice thereof by registered or certified mail to the other, such arbitrator shall be selected by the American Arbitration Association. Confirmation of any award in any such arbitration may be held in any court having jurisdiction of the person against whom such award is rendered. If the results of such arbitration are more favorable to the position taken by the Executive than that taken by the Company, in the opinion of the arbitrators, then all costs and expenses incurred by the Executive in connection with such arbitration shall be paid by the Company. In the event that the arbitrators make a formal finding that the Executive did not have a reasonable basis for instituting the proceeding, contest or dispute giving rise to such arbitration, the Executive shall pay to the Company its reasonable legal fees and expenses incurred in the defense of the proceeding, contest or dispute giving rise to such arbitration.



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                  IN WITNESS WHEREOF, the parties hereto, intending to be
legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

                                          EXECUTIVE


                                          --------------------------------------
                                          Jack B. Hilburn



                                          UNIVERSAL COMPRESSION, INC.

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------
                                          Date:
                                               ---------------------------------

                                          UNIVERSAL COMPRESSION HOLDINGS, INC.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------
                                          Date:
                                               ---------------------------------



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